.

RISE GOLD APPOINTS TECHNICAL ADVISORS AND

PROVIDES CORPORATE UPDATE

April 19, 2018 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (“Rise Gold” or the “Company”) announces that, in conjunction with the participation of Southern Arc Minerals Inc. (TSXV: SA) (“Southern Arc”) in the recently closed private placement, Mr. John Proust, Chairman and CEO of Southern Arc, has been appointed to the board of directors of the Company. J. Proust and Associates Ltd. (“JPA”), a company owned by Mr. Proust, has entered into an agreement with the Company pursuant to which it will provide managerial services to the Company.

The Company announces that Mr. Cale Thomas has resigned from the board of directors but will remain as Chief Financial Officer of the Company until May 1, 2018, in order to facilitate the transition of administrative services to JPA. Mr. Vince Boon will become Chief Financial Officer and Ms. Eileen Au will be appointed as Corporate Secretary and Treasurer effective as of May 1, 2018. Mr. Boon and Ms. Au are both officers of Southern Arc.

Technical Advisors

The Company is also pleased to announce the engagement of certain technical advisers to assist with the advancement of the Company’s Idaho-Maryland Gold Project, located in Nevada County, California.  The advisors are as follows:

Mr. Bob Gallagher has more than 40 years of experience in the mining industry and is a Mineral Engineer with a specialty in mineral processing. Currently Mr. Gallagher is a director for Yamana Gold Inc., Japan Gold Corp., Southern Arc Minerals Inc., Capstone Mining Corp., and BC Hydro. Most recently, he held the position of President and Chief Executive Officer at New Gold Inc. Previously, Mr. Gallagher held increasingly senior management roles at Newmont Mining Corporation over a seven-year period, including Vice President Operations, Asia Pacific; Vice President, Indonesian Operations; and General Manager, Batu Hijau. Earlier in his career, Mr. Gallagher worked at a number of operating mines located throughout the Americas and Asia in various engineering, metallurgical, and mine management roles, including most notably 15 years at Placer Dome Inc. Mr. Gallagher has considerable project development and operational experience. He has been recognized by industry associations for his contributions throughout his career, most notably in 2013 he accepted the Prospector & Developer Association of Canada's Viola R. MacMillan Award for Company or Mine Development on behalf of New Gold Inc., and in 2014 he was jointly recognized by the Association for Mineral Exploration British Columbia with the E.A. Scholz Award for excellence in mine development.

Dr. Mike Andrews is a geologist with more than 30 years of research and mining industry experience in gold, copper, coal and iron. He holds an honours degree in Geology from the University of Reading, and a doctorate in exploration geochemistry from the University of Wales. Dr. Andrews is currently President & COO and a director of Southern Arc Minerals Inc., President & COO and a director of Japan Gold Corp., a Non-Executive Director of Tethyan Resources plc and a director of Q Investments Ltd. He was a founding director of Kingsrose Mining Limited and played an instrumental role in the discovery, exploration, feasibility and development of its Way Linggo Gold Mine in Indonesia. Dr. Andrews also held the positions of Executive Director and Chief Geologist of AuIron Energy Ltd., Director of Gold Operations for Meekatharra Minerals Ltd., and managed the Teck-MM Gold Indonesian Joint Venture, an exploration portfolio of thirteen gold and copper projects in Indonesia. He also held senior exploration positions with Ashton Mining Ltd, Aurora Gold Ltd., and Muswellbrook Energy and Minerals.

Mr. John Carlile is a geologist with more than 35 years of experience in the resource industry. Mr. Carlile has held senior executive and director positions with both major and junior resource companies, including President of Indonesian and Philippines subsidiaries of Newcrest Mining Limited. As a geologist, Mr. Carlile has a proven track record of mineral discovery and business building in Asia, most notably as Exploration Manager, Asia for Newcrest Mining Limited when it discovered its Gosowong mine. Mr. Carlile has served on the boards of several resource companies, and currently holds the position of director of Southern Arc Minerals Inc., Equator Gold Ltd. and Arc Exploration Limited. He holds a BSc in Geology from University of Reading, England, and an MSc in Mineral Exploration from the Royal School of Mines, Imperial College, University of London. Mr. Carlile is a Fellow of the AusIMM and a Fellow of the Geological Society of London.

Alan Edwards, Chairman of Rise Gold commented “We welcome John Proust to the board of directors and Southern Arc as significant shareholder of Rise Gold. We believe strongly in the potential of the Idaho-Maryland Gold Project and appreciate the confidence that John and Southern Arc have shown in our business plan to advance the project.”

John Proust, Chairman & CEO of Southern Arc commented “The Southern Arc team conducted comprehensive due diligence on Rise Gold and the Idaho-Maryland Gold Project. We were very impressed with the potential of this project and are excited to be a part of Rise Gold and the Idaho-Maryland Gold Project as part of Southern Arc’s strategy to invest early in outstanding gold projects with excellent management and great potential.”

Benjamin Mossman, CEO of Rise Gold commented “It is a privilege to have a group with this breadth of experience and knowledge as advisors to Rise Gold. The involvement of such accomplished professionals speaks to the potential of the Idaho-Maryland Mine. This is a tremendous opportunity as we seek to make a significant discovery at the Idaho-Maryland Mine.”

Hybrid Financial Ltd.

The Company also announces it has retained the services of Hybrid Financial Ltd. (“Hybrid”) to provide it with investor relations services, including marketing, distribution and branding of the Company to investment advisors and other registrants. Founded in 2003, Hybrid is a high impact sales and marketing company working on behalf of clients in the financial services industry. Under the terms of the agreement with Hybrid, the Company will pay a monthly fee of $20,000 and the initial term of the agreement is for a period of 12 months.

Stock Option Grant

The Company announces the grant of 6,381,000 stock options to employees, consultants, and directors of the Company pursuant to the terms of the Company’s Stock Option Plan.  The options are exercisable at $0.12 per share for a period of five (5) years and expire on April 18, 2023.

About Southern Arc Minerals Inc.

Southern Arc is a Canadian company incorporated in British Columbia in 2004 and listed on the TSX Venture Exchange. Southern Arc is focused on enhancing shareholder value through strategic investments in mineral resource companies with a focus on gold and copper-gold. Southern Arc's management team identifies highly prospective assets in politically safe jurisdictions and seeks to unlock their value by providing strategic investments, proven technical skills, global knowledge, and increased access to industry relationships.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is one of the United States’ greatest past producing gold mines with total past production of 2,414,000 oz of gold from 1866-1955. Rise Gold is a US corporation incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, the exercise of warrants of Rise Gold Corp. and the appointment of certain directors, officers and technical advisors. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise Gold undertakes no obligation to update forward-looking statements or information except as required by law.